As filed with the Securities and Exchange Commission on June 17, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0073042
(State of incorporation)	(I.R.S. Employer Identification Number)

522 Almanor Avenue

Sunnyvale, CA 94085

(Address of principal executive offices)

Amended and Restated 1998 Stock Plan

2000 Employee Stock Purchase Plan

(Full title of the plans)

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

522 Almanor Avenue

Sunnyvale, CA 94085

(408) 616-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share
Subject to Outstanding Options	811,674	$1.58(2)	$1,282,445	$104
Reserved for future issuance under the Amended and Restated 1998 Stock Plan	88,524	$2.26(3)	$200,065	$ 17
Reserved for future issuance under the 2000 Employee Stock Purchase Plan	300,066	$1.92(4)	$576,127	$ 47

TOTAL	1,200,264		$2,058,637	$168

(1)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $1.58 per share for outstanding options to purchase a total of 811,674 shares of Common Stock under the Amended and Restated 1998 Stock Plan.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $2.26 per share, the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 12, 2003.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.92 per share (85% of the average of the high and the low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 12, 2003). Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or the last day of the applicable purchase period.

SIRENZA MICRODEVICES, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

EXPLANATORY NOTE:

This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 900,198 additional shares of Common Stock that may be issued under the Registrant’s Amended and Restated 1998 Stock Plan and with respect to 300,066 additional shares of Common Stock that may be issued under the Registrant’s 2000 Employee Stock Purchase Plan (collectively the “Plans”) as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The entire contents of the following registration statements previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated herein by this reference:

•	The Registrant’s Form S-8 Registration Statement, Registration No. 333-46108, dated September 19, 2000, relating to the Plans;

•	The Registrant’s Form S-8 Registration Statement, Registration No. 333-57896, dated March 29, 2001, relating to the Plans; and

•	The Registrant’s Form S-8 Registration Statement, Registration No. 333-87164, dated April 29, 2002, relating to the Plans.

ITEM 8.    EXHIBITS.

Exhibit Number	Description

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, LLP, Independent Auditors.

24.1	Power of Attorney (see page II-2).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 17th day of June, 2003.

SIRENZA MICRODEVICES, INC.

By:	/s/ THOMAS SCANNELL
Thomas Scannell
Vice President, Finance and Administration,
Chief Financial Officer,
Assistant Secretary and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Van Buskirk and Thomas Scannell, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROBERT VAN BUSKIRK Robert Van Buskirk	President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2003

/s/ THOMAS SCANNELL Thomas Scannell	Vice President, Finance and Administration, Chief Financial Officer, Secretary and Assistant Treasurer (Principal Financial Officer)	June 17, 2003

/s/ GERALD HATLEY Gerald Hatley	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 17, 2003

/s/ JOHN OCAMPO John Ocampo	Chairman of the Board	June 17, 2003

/s/ PETER CHUNG Peter Y. Chung	Director	June 17, 2003

/s/ CASIMIR SKRZYPCZAK Casimir Skrzypczak	Director	June 17, 2003

/s/ JOHN C. BUMGARNER, JR. John C. Bumgarner, Jr.	Director	June 17, 2003

II-2

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, LLP, Independent Auditors.

24.1	Power of Attorney (see page II-2).